UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2024
CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)
(701) 837-4738
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 9, 2024, Centerspace (the “Company”) entered into a third amendment (the “Amendment”) to the Equity Distribution Agreement (the “Agreement”), dated September 10, 2021, as amended by Amendment No. 1 to the Agreement, dated May 9, 2024 and Amendment No. 2 to the Agreement, dated July 29, 2024 with BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Colliers Securities LLC, Janney Montgomery Scott LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC, as sales agent (in such capacity, each an “Agent” and together, the “Agents”), forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in such capacity, each a “Manager” and collectively, the “Managers”) and each of Bank of Montreal, Robert W. Baird & Co. Incorporated, Bank of America N.A., Jefferies LLC, Nomura Global Financial Products, Inc., Piper Sandler & Co., Raymond James & Associates, Inc., Royal Bank of Canada and UBS AG London Branch, as forward purchaser (in such capacity, each a “Forward Purchaser” and together, the “Forward Purchasers”).
Pursuant to the terms of the Agreement, the Company is permitted to offer and sell from time to time its common shares of beneficial interest, no par value per share (the “Shares”), through or to the Agents, or, if applicable, Forward Purchasers. The Amendment increases the maximum aggregate number of Shares available for offer and sale under the Agreement by $250,000,000 to $500,000,000. In addition, the Amendment adds Colliers Securities LLC and Janney Montgomery Scott LLC as Agents and changes the number of business days by which the parties agree to settle trades from two to one. The Company previously sold Shares having an aggregate offering price of $220,676,481.51 under the Agreement, leaving an available balance of Shares having an aggregate offering price of $279,323,518.49 that may be offered and sold pursuant to the Agreement (the “Remaining Balance”). On September 9, 2024, the Company filed a prospectus supplement to register the Remaining Balance.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text Amendment, a copy of which is attached as Exhibit 1.1 and is incorporated herein by reference. In addition, a copy of the opinion of Taft Stettinius & Hollister LLP relating to the validity of the shares that may be sold pursuant to the Agreement is filed herewith as Exhibit 5.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1
Amendment No. 3, dated September 9, 2024, to Equity Distribution Agreement, dated September 10, 2021, as amended by Amendment No. 1 to the Equity Distribution Agreement, effective as of May 9, 2024 and Amendment No. 2 to the Equity Distribution Agreement, effective as of July 29, 2024, between the Company and BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Colliers Securities LLC, Janney Montgomery Scott LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC and certain of their affiliates and agents

5.1	Opinion of Taft Stettinius & Hollister LLP

23.1	Consent of Taft Stettinius & Hollister LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSPACE

	By	/s/ Anne Olson
Anne Olson
Date: September 9, 2024		President and Chief Executive Officer